Exhibit 99.2

NEWS RELEASE

Warner Chilcott Announces Settlement with Lupin of

Loestrin® 24 Fe and Femcon® Fe Patent Litigations

ARDEE, Ireland, October 14, 2010 – Warner Chilcott plc (NASDAQ: WCRX) and its subsidiary, Warner Chilcott Company, LLC, and Lupin Ltd. and its subsidiary, Lupin Pharmaceuticals, Inc., today announced that they have entered into a settlement agreement to resolve pending patent litigations involving Warner Chilcott’s oral contraceptive products, Loestrin® 24 Fe and Femcon® Fe (the “Settlement Agreement”).

Under the terms of the Settlement Agreement, Lupin has agreed that, except in the event of an at-risk launch by a third-party of a generic Loestrin® 24 Fe product, neither Lupin nor its affiliates will market or sell a generic Loestrin® 24 Fe product prior to July 22, 2014. In the event of such an at-risk launch by Lupin, Warner Chilcott has reserved its right to bring an infringement suit against Lupin and pursue all legally available remedies. In addition, Warner Chilcott has granted Lupin a non-exclusive license covering Femcon® Fe, which will permit Lupin to commence marketing either an authorized generic product, which would be supplied by Warner Chilcott, or generic equivalent of Femcon® Fe in the United States beginning on the earlier of (1) 180 days after the date that Teva Pharmaceutical Industries, Ltd enters the market with a generic equivalent to Femcon® Fe, or (2) January 1, 2013.

Warner Chilcott has also granted Lupin the rights to purchase and sell in the United States an authorized generic version of the Asacol® 400 mg product, which would be supplied by Warner Chilcott, only if a generic version of the Asacol® 400 mg product is launched by a third party in the United States.

The final settlement remains subject to certain conditions specified in the Settlement Agreement, including the Court’s ordering the stipulations of dismissal.

About Warner Chilcott

Warner Chilcott is a leading specialty pharmaceutical company currently focused on the gastroenterology, women’s healthcare, dermatology and urology segments of the North American and Western European pharmaceuticals markets. The Company is fully integrated with internal resources dedicated to the development, manufacturing and promotion of its products. WCRX-F.

Forward Looking Statements

This press release contains forward-looking statements concerning our operations, our anticipated financial performance and financial condition, and our business plans and growth strategy and product development efforts. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “may,” “might,” “will,” “should,” “estimate,” “project,” “plan,” “anticipate,” “expect,” “intend,” “outlook,” “believe” and other similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties. The following represent some, but not necessarily all, of the factors that could cause actual results to differ from historical results or those anticipated or predicted by our forward-looking statements: our substantial indebtedness, including increases in the LIBOR rates on our variable-rate indebtedness above the applicable floor amounts; competitive factors in the industry in which we operate (including the approval and introduction of generic or branded products that compete with our products); our ability to protect our intellectual property; a delay in qualifying our manufacturing facilities that produce our products or production or regulatory problems with either third party manufacturers or API suppliers upon whom we may rely for some of our products or our own manufacturing facilities; pricing pressures from reimbursement policies of private managed care organizations and other third party payors, government sponsored health systems, the continued consolidation of the distribution network through which we sell our products, including wholesale drug distributors and the growth of large retail drug store chains; the loss of key senior management or scientific staff; adverse outcomes in our outstanding litigation or an increase in the number of litigation matters to which we are subject; government regulation, including domestic and foreign health care reform, affecting the development, manufacture, marketing and sale of pharmaceutical products, including our ability and the ability of companies with whom we do business to obtain necessary regulatory approvals; our ability to manage the growth of our business by successfully identifying, developing, acquiring or licensing new products at favorable prices and marketing such new products; our ability to obtain regulatory approval and customer acceptance of new products, and continued customer acceptance of our existing products; changes in tax laws or interpretations that could increase our consolidated tax liabilities; our ability to realize the anticipated opportunities from our acquisition of the global branded pharmaceuticals business from The Procter and Gamble Company; the other risks identified in our periodic filings including our Annual Report on Form 10-K for the year ended December 31, 2009, and from time-to-time in our other investor communications.

We caution you that the foregoing list of important factors is not exclusive. In addition, in light of these risks and uncertainties, the matters referred to in our forward-looking statements may not occur. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as may be required by law.

Company Contact:	Rochelle Fuhrmann
Investor Relations
973-442-3281
rfuhrmann@wcrx.com